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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Employee Stock Purchase Plan of Heftel Broadcasting Corporation of our report dated
November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP



Los Angeles, California
December 29, 1997